UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  April 24, 2012
(Date of earliest event reported)

BIO-RAD LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-7928

Delaware	94-1381833
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1000 Alfred Nobel Dr.
Hercules, California 94547
(Address of principal executive offices, including zip code)

(510) 724-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    Submission of Matters to a Vote of Security Holders.

Bio-Rad Laboratories, Inc. (the “Company”) held its Annual Meeting of Stockholders on April 24, 2012. The matters voted upon at the meeting and the results of those votes were as follows:

1. Election of Directors.

	Class of
	Common Stock	Votes	Votes	Votes	Broker
	to Elect	For	Withheld	Abstaining	Non-Votes

Louis Drapeau	Class A	18,257,953	1,643,824	—	1,800,106
Albert J. Hillman	Class A	18,792,880	1,108,897	—	1,800,106
Ted W. Love, M.D.	Class B	4,838,138	8,767	—	221,621
Deborah J. Neff	Class B	4,844,840	2,065	—	221,621
Alice N. Schwartz	Class B	4,838,225	8,680	—	221,621
Norman Schwartz	Class B	4,838,833	8,072	—	221,621

2. Ratification of the selection of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2012.

Votes	Votes		Votes	Broker
For	Against		Abstaining	Non-Votes
7,228,289	10,111		3,149	—

3. Approval of the material terms of the performance criteria in the Bio-Rad Laboratories, Inc. 2007 Incentive Award Plan under Section 162(m) of the Internal Revenue Code.

Votes	Votes		Votes	Broker
For	Against		Abstaining	Non-Votes
6,681,309	155,159		615	401,632

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIO-RAD LABORATORIES, INC.

Date:	April 27, 2012	By:	/s/ Christine A. Tsingos
Christine A. Tsingos
Vice President, Chief Financial Officer